UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 30, 2004

PEDIATRIX MEDICAL GROUP, INC.

(Exact name of Registrant as specified in its charter)

Florida	0-26762	65-0271219

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1301 Concord Terrace
Sunrise, Florida 33323-2825

(Address of Principal Executive Offices, Including Zip Code)

——————————

Registrant’s Telephone Number, Including Area Code: (954) 384-0175

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events

     On July 30, 2004, Pediatrix Medical Group, Inc. (the “Company”) obtained a new revolving line of credit and simultaneously terminated its old line of credit. The new line of credit is a $150 million revolving credit facility which includes (1) a $25 million subfacility for the issuance of letters of credit and (2) a $15 million subfacility for swingline loans. In addition, the new line of credit may be increased to $200 million subject to the satisfaction of certain conditions set forth in the new line of credit. The new line of credit matures on July 30, 2009. At the Company’s option the new line of credit (other than swingline loans) bears interest at (1) the base rate (defined as the higher of (i) the Federal Funds Rate plus 1/2 of 1% and (ii) the Bank of America prime rate) and (ii) the Eurodollar rate plus an applicable margin rate ranging from .75% to 1.75% based on the Company’s consolidated leverage ratio. Swing line loans bear interest at the base rate. The new line of credit is collateralized by substantially all of the Company’s and its subsidiaries’ and affiliated professional contractors’ assets. The Company is subject to certain covenants and restrictions specified in the new line of credit, including covenants that require the Company to maintain a minimum level of net worth, comply with laws, and restrict the Company from paying dividends and making certain other distributions, as specified therein. Failure to comply with these covenants would constitute an event of default under the new line of credit, notwithstanding the Company’s ability to meet its debt service obligations. The new line of credit includes various customary remedies for the lenders following an event of default. The new line of credit was provided by a syndicate of banks with Bank of America, N.A. as administrative agent and swing line lender.

     The Company was in compliance with the financial covenants and other restrictions in the new line of credit beginning with the fiscal quarter ended June 30, 2004. The Company had no outstanding principal balances under its prior line of credit at June 30, 2004 or under the new line of credit at July 30, 2004. The Company also has outstanding letters of credit which reduced the amount available under the new line of credit by $7.0 million at July 30, 2004.

     (c) Exhibits

99.1	Press Release of Pediatrix Medical Group, Inc., dated August 2, 2004.

99.2	Credit Agreement, dated as of July 30, 2004, among Pediatrix Medical Group, Inc. and certain subsidiaries and affiliates, Bank of America, N.A., HSBC Bank USA, National Association, SunTrust Bank, U.S. Bank National Association, Wachovia Bank, N.A., KeyBank National Association, UBS Loan Finance LLC and The International Bank of Miami, N.A.

99.3	Security Agreement, dated as of July 30, 2004, between Pediatrix Medical Group, Inc. and certain material subsidiaries, and Bank of America, N.A., as Administrative Agent.

2

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEDIATRIX MEDICAL GROUP, INC.
Date: August 2, 2004	By:	/s/ Karl B. Wagner
Karl B. Wagner
Chief Financial Officer

3

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Pediatrix Medical Group, Inc. dated August 2, 2004.

99.2	Credit Agreement, dated as of July 30, 2004, among Pediatrix Medical Group, Inc. and certain subsidiaries and affiliates, Bank of America, N.A., HSBC Bank USA, National Association, SunTrust Bank, U.S. Bank National Association, Wachovia Bank, N.A., KeyBank National Association, UBS Loan Finance LLC and The International Bank of Miami, N.A.

99.3	Security Agreement, dated as of July 30, 2004, between Pediatrix Medical Group, Inc. and certain material subsidiaries, and Bank of America, N.A., as Administrative Agent.

4